UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Local Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

OF LOCAL CORPORATION

to be held

August 5, 2014

and

PROXY STATEMENT

IMPORTANT

Please mark, sign and date your proxy

and promptly return it in the enclosed envelope

7555 Irvine Center Drive

Irvine, CA 92618

June 17, 2014

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Local Corporation on August 5, 2014, at 9:00 a.m., local time, at the offices of RR Donnelley, Inc., 19200 Von Karman Avenue, Suite 700, Irvine, CA 92612. We look forward to greeting those stockholders who are able to attend.

At the meeting, you are being asked to elect Norman K. Farra, Jr., as a Class I member to our Board of Directors; to ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending 2014; and to provide an advisory vote on executive compensation disclosed in this proxy statement.

It is very important that your shares are represented and voted at the meeting, whether or not you plan to attend. Accordingly, please sign, date, and return your proxy in the enclosed envelope at your earliest convenience.

As always, your interest and participation in the affairs of Local Corporation are greatly appreciated. Thank you for your continued support.

Sincerely,

The Board of Directors

Local Corporation

7555 Irvine Center Drive

Irvine, CA 92618

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held August 5, 2014

June 17, 2014

To our Stockholders:

The 2014 Annual Meeting of Stockholders of Local Corporation (the “Company”) will be held at the offices of RR Donnelley, Inc., 19200 Von Karman Avenue, Suite 700, Irvine, CA 92612 on August 5, 2014, beginning at 9:00 a.m. PT for the following purposes, each as more fully described in the proxy statement accompanying this Notice:

(1) To elect one director as a Class I member of the Company’s Board of Directors for a three-year term expiring in 2017;

(2) To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

(3) To approve our named executive officer compensation as disclosed in this proxy statement; and

(4) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on June 17, 2014, as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

All of our stockholders are cordially invited to attend the annual meeting in person. It is important that your shares be represented; therefore, even if you presently plan to attend the Annual Meeting, PLEASE COMPLETE, SIGN AND DATE, AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. If you do attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time in accordance with the procedures set forth in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on August 5, 2014. The Notice of Annual Meeting of Stockholders, Proxy Statement and 2013 Annual Report on Form 10-K are also available at http://ir.local.com/proxy

Your vote is very important regardless of the number of shares you own, please read the attached proxy statement carefully, and complete, sign, date and return the enclosed proxy card or voting instruction form as promptly as possible.

By Order of the Board of Directors,

FRED THIEL

Chairman of the Board of Directors

7555 Irvine Center Drive

Irvine, CA 92618

PROXY STATEMENT

This proxy statement is furnished to the stockholders of Local Corporation (the “Company,” “Local,” “Local Corporation,” “we,” “us” or “our”), a Delaware corporation, in connection with the solicitation by the Board of Directors of Local of proxies for use at the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on August 5, 2014, beginning at 9:00 a.m., PT, at the offices of RR Donnelley, Inc., 19200 Von Karman Avenue, Suite 700, Irvine, CA 92612, and at any postponements or adjournments thereof. This Proxy Statement and the accompanying Proxy are first being mailed to our stockholders on or about June 20, 2014. When your proxy is properly executed and returned, the shares it represents will be voted in accordance with any directions noted thereon.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 5, 2014: The Notice of Annual Meeting of Stockholders, Proxy Statement and 2013 Annual Report on Form 10-K are also available at http://ir.local.com/proxy.

QUESTIONS AND ANSWERS ABOUT THE 2014 ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting on the cover page of this proxy statement, including:

•	To elect a director as a Class I member of the Company’s Board of Directors (the “Board”) for a three-year term expiring in 2017 (Proposal 1);

•	To ratify the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 (Proposal 2);

•	To approve our named executive officer compensation as disclosed in this proxy statement (Proposal 3); and

•	To transact such other business as may properly come before the meeting.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on June 17, 2014, the record date for the Annual Meeting, are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on the close of business on June 17, 2014, you will be entitled to vote all of the shares that you held at that time at the Annual Meeting, or any postponements or adjournments of the Annual Meeting. A list of such stockholders will be available for examination by any stockholder at the Annual Meeting and, for any purpose germane to the Annual Meeting, at our principal business office, 7555 Irvine Center Drive, Irvine, CA 92618, for a period of ten days prior to the Annual Meeting.

How many shares of our Common Stock are outstanding and what are the voting rights of the holders of those shares?

On June 17, 2013, the record date for the Annual Meeting, 23,227,207 shares of our common stock, $0.00001 par value (our “Common Stock”) were outstanding. Each of the holders of the outstanding shares of our Common Stock on the record date will be entitled to one vote on each matter for each share of Common Stock held.

Who can attend the Annual Meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting, and guests may accompany each attendee. Registration will begin at 8:45 a.m., and seating will begin immediately thereafter. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the Annual Meeting.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the Common Stock issued and outstanding on the record date, will constitute a quorum, permitting the Annual Meeting to conduct its business. Proxies marked “withheld” as to any director nominee or “abstain” as to a particular proposal are counted by us for purposes of determining the presence or absence of a quorum at the Annual Meeting for the transaction of business. Broker non-votes (i.e., shares that are not voted by the broker who is the record holder of the shares because the broker is not instructed to vote by the actual owner of the shares and does not have discretionary authority to vote such shares) will also be included in the calculation of the number of votes considered to be present at the meeting for purposes of a quorum. Brokers or other nominees who hold shares of our Common Stock in street name for a beneficial owner of those shares generally have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, we may adjourn the Annual Meeting, either with or without the vote of the stockholders. If we propose to have the stockholders vote whether to adjourn the Annual Meeting, the proxy holders will exercise their discretion to vote all shares for which they have authority in favor of the adjournment.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and attend the Annual Meeting, you may vote in person. We encourage you, however, to submit the enclosed proxy card in advance of the Annual Meeting. In addition, ballots will be available for registered stockholders to vote in person at the Annual Meeting. Stockholders who hold their shares in “street name” may vote in person at the Annual Meeting only by obtaining a proxy form from the broker or other nominee that holds their shares.

Can I vote by telephone or electronically?

If you are a registered stockholder (that is, if you hold your stock in certificate form) you may not vote by telephone or electronically since we do not have that capability. Registered stockholders must follow the instructions included with that proxy card. If your shares are held in “street name,” please check the proxy card you received from your broker or nominee or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically and what deadlines may apply to your ability to vote your shares by telephone or electronically.

Can I change my vote after I return my proxy card?

Yes. As a registered stockholder, you may change your vote (also known as revoking your proxy) at any time before the proxy is voted at the Annual Meeting by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. Written notice of revocation and other communications with respect to the revocation of proxies should be addressed to Local Corporation, 7555 Irvine Center Drive, Irvine, CA 92618, Attn: Corporate Secretary. In addition, the powers of the proxy holders will be suspended if you attend the Annual Meeting in person and request that your proxy be suspended, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy. If your shares are held in “street name,” please check the proxy card you received from your broker or nominee or contact your broker or nominee to determine how to change your vote.

Who will bear the cost of soliciting votes for the Annual Meeting?

The solicitation of proxies will be conducted by mail, and we will bear the costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial holders of Common Stock. We may conduct further solicitation personally, telephonically, through the Internet or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation. We may generate other expenses in connection with the solicitation of proxies for the Annual Meeting. To date the total expenses incurred by us in connection with the solicitation of proxies is approximately $10,000 and an additional $5,000 in expenses is anticipated.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The Board’s recommendation is set forth together with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

•	FOR the election of two directors as Class I members of the Company’s Board, as described under Proposal 1 herein; and

•

FOR the ratification of the Board of Directors’ appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, as described under Proposal 2 herein.

•	FOR the approval of our named executive officer compensation as disclosed in this proxy statement, as described under Proposal 3 herein.

With respect to other business that may properly come before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What does it mean if I receive more than one proxy card?

If your shares are registered differently and are in more than one account, you will receive more than one proxy card. To ensure that all your shares are voted, sign and return all proxy cards.

What vote is required to approve each of the proposals?

For Proposal 1: We have adopted, pursuant to our bylaws, a plurality voting standard with respect to the election of directors. As such, the nominees for Class I directors with the highest number of affirmative votes of the outstanding shares present or represented by proxy and entitled to vote at the Annual Meeting (in other words, a plurality), shall be elected as our Class I directors to serve until our annual meeting of stockholders in 2017 and/or until their successors are duly elected and qualified. As brokers will not have discretionary voting power on the election of our Class I directors at the Annual Meeting, there will be “broker non-votes” for such matter. If you do not instruct your broker how to vote with respect to the election of our Class I directors, your broker may not vote with respect to this proposal and those votes will be counted as “broker non-votes.” “Broker non-votes” will not count as votes “For” or to “Withhold Authority.”

For Proposal 2: The proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm requires the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on such proposal. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of a proposal. Accordingly, an abstention will have the effect of a vote “Against” that proposal. Additionally, brokers may have discretionary authority to vote on the ratification of our independent registered public account firm and, as such, there would not be expected to be broker non-votes in connection with that proposal.

For Proposal 3: The advisory vote to approve our executive compensation, as described in this proxy statement, requires the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on such proposal. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of a proposal. Accordingly, an abstention will have the effect of a vote “Against” that proposal. Brokers do not have discretionary authority to vote on Proposal 3, and therefore there may be broker non-votes on Proposal 3. Broker non-votes will not affect the outcome of the vote on Proposal 3 and will not be counted in determining the number of shares necessary for approval of such proposal.

What effect do abstentions and broker non-votes have on the proposals?

In all matters other than the election of directors, abstentions have the same effect as votes “AGAINST” a matter. A “broker non-vote” occurs on an item when a broker identified as the record holder of shares is not permitted to vote on that item without instruction from the beneficial owner of the shares and no instruction has been received. A broker is entitled to vote shares held for a beneficial holder on routine matters, such as the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm, without instructions from the beneficial holder of those shares. As such, your shares will count for purposes of determining whether a quorum exists for the Annual Meeting if your broker votes on the routine matter, with or without your proxy. However, brokers are no longer permitted to vote on the election of directors without instruction from the beneficial owner of the shares.

Who will count the votes?

Members of the Company’s management will tabulate the votes and act as Inspector of Elections.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the annual meeting and publish final results in a current report on Form 8-K.

How do I obtain a separate set of proxy materials if I share an address with other stockholders?

As permitted by applicable law, for stockholders who have requested a printed copy of the proxy materials, only one copy of the proxy materials, which include the proxy statement and the 2013 Annual Report, is being delivered to stockholders with the same last name residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies of the proxy materials. We will promptly deliver within 30 days, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed. If you are a stockholder at a shared address to which we delivered a single copy of the proxy materials and you desire to receive a separate copy of this proxy statement and/or the 2013 Annual Report, or if you desire to receive a separate copy of this proxy statement and/or annual report in the future, or if you are a stockholder at a shared address to which we delivered multiple copies of the proxy materials and you desire to receive one copy in the future, please submit your request by mail to Investor Relations, Local Corporation, 7555 Irvine Center Drive, Irvine, CA 92618, or by telephone at (949) 784-0800.

If a broker, bank or other nominee holds your Local shares, please contact your broker, bank or other nominee directly if you have questions, require additional copies of this proxy statement and/or the 2013 Annual Report, or wish to receive multiple copies of proxy materials in the future if you reside at the same address as another stockholder and only one copy was delivered to you.

Are proxy materials for the 2014 Annual meeting available electronically?

Yes. This proxy statement and the 2013 Annual Report are available electronically at http://ir.local.com/proxy.

PROPOSAL 1 — ELECTION OF DIRECTOR

Our Amended and Restated Certificate of Incorporation, as amended, provides for a Board comprised of not less than three nor more than seven directors and authorizes the Board to set the number of directors within that range by a majority vote from time to time. Our Amended and Restated Certificate of Incorporation, as amended, also divides our Board into three classes with staggered terms. Our number of directors is currently set at six with two directors in each of Class I, II and III. Following the 2014 Annual Meeting, our number of directors will be set at five. At the 2014 Annual Meeting, only a Class I director will be elected and the Board has nominated Norman K. Farra, Jr., for election as a Class I director. Unless you specifically withhold authority in the attached proxy for the election of Mr. Farra as a Class I director, the person named in the attached proxy will vote FOR the election of Norman K. Farra, Jr. Mr. Farra will be elected to serve a three year term expiring at the annual meeting in 2017 and until his successor has been duly elected and qualified, or until his earlier resignation or removal.

Our nominee has consented to serve if elected. If our nominee becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the proxy holders will vote for the substitute nominee designated by the Board. As of the date of this proxy statement, the Board has no reason to believe that the nominee will be unable or unwilling to serve.

Our bylaws provide for the election of nominee to the Board based on a plurality of the votes received at a meeting called for the purpose of electing directors. As such, the nominee with the highest number of affirmative votes of the outstanding shares present or represented by proxy and entitled to vote at the Annual Meeting, shall be elected as our Class I director.

The Board recommends a vote “FOR” the election of the nominee for director. If you fail to vote your shares or instruct your broker on how to vote your shares, your broker will not be able to vote on your behalf with respect to the election of the nominee for director.

The following provides information regarding our nominee as the Class I member to the Board, including his age, the year in which he first became our director, his principal occupation or employment during the past five years and any family relationship with any other director or our executive officers:

Class I Nominees:

Name	Director Since	Age as of 6/17/14	Business Experience, Directorships and Director Qualifications
Norman K. Farra Jr. (LD)	2005	45

Business Experience: Mr. Farra has served as an Independent Banker and Advisor with Merriman Capital, FEP (Financial Entrepreneurs Program) since October 2012. From January 2012 to September 2012, Mr. Farra served as Managing Director, Investment Banking for Aegis Capital, Inc. From December 2009 to December 2011, Mr. Farra served as Managing Director, Investment Banking for R.F. Lafferty & Co. Inc.. From May 2008 to December 2009, he served as Director, Investment Banking for Cresta Capital Strategies, LLC. He was an independent financial consultant from September 2007 to May 2008, and served as Managing Director of Investment Banking for GunnAllen Financial Inc. from August 2006 to September 2007. From June 2001 to August 2006, he was an independent contractor acting as Managing Director of Investment Banking for GunnAllen Financial Inc.

Directorships: In the past five years, Mr. Farra has held no other public company directorships.

Qualifications: The Board of Directors has concluded that the following experience, qualifications and skills qualify Mr. Farra to serve as a Director of the Company: Over 22 years experience in the finance, capital markets and financial services industry; significant experience in the investment banking and financial consulting industry; certification from the National Association of Corporate Directors; and a strong educational background, including a Bachelor of Science degree in Business Administration from Widener University.

Directors Continuing in Office Until 2015 (Class II):

Name	Director Since	Age as of 6/17/14	Business Experience, Directorships and Director Qualifications
John E. Rehfeld (AC) (CC) (N)	2005	74

Business Experience: Mr. Rehfeld is currently the adjunct professor of marketing and strategy for the Executive MBA Program at Pepperdine University (since 1998) and the University of San Diego (since 2010).

Directorships: Mr. Rehfeld was previously a Director of Lantronix, Inc. (from May 2010 to November 2012), ADC Telecommunication, Inc. (from September 2004 to December 2010) and Primal Solutions, Inc. (from December 2008 to June 2009). Additionally, Mr. Rehfeld currently holds directorships with a number of private companies.

Qualifications: The Board of Directors has concluded that the following experience, qualifications and skills qualify Mr. Rehfeld to serve as a Director of the Company: Over 30 years executive experience in high growth industries, including prior experience as a chief executive officer of a number of companies; prior and current experience serving as a director of a number of public and private companies; and a distinguished educational background, including a Masters of Business Administration degree from Harvard University and a Bachelor of Science degree in Chemical Engineering from the University of Minnesota, as well as his current positions as adjunct professor of marketing and strategy for the Executive MBA Programs at Pepperdine and the University of San Diego.

Frederick G. Thiel, Chairman	2013	53

Business Experience: From January 2007 to December 2012, Mr. Thiel served as the Managing Partner of the Software IT Group at Triton Pacific Capital Partners. Mr. Thiel has been an Operating Partner with Graham Partners, a mid-market private equity firm since 2008.

Directorships: As part of his role at Triton Pacific Capital Partners, Mr. Thiel served on the boards of four of its portfolio companies: Custom Credit Systems, LP, DB Technology, LOC, Asssetpoint, LLC, and Vayan Marketing Group, LLC. Mr. Thiel presently holds directorships with three private companies.

Qualifications: The Board of Directors has concluded that the following experience, qualifications and skills qualify Mr. Thiel to serve as a Director of the Company: Over 20 years executive experience in high tech industries, including prior experience as a chief executive officer of a public company and prior and current experience serving as a director of private companies.

Directors Continuing in Office Until 2016 (Class III):

Name	Director Since	Age as of 6/17/14	Business Experience, Directorships and Director Qualifications
John Payne	2014	58

Business Experience: Mr. Payne, age 58, has served as the Chairman and President of SimpleAir, Inc., a technology licensing company which has licensed patents across the smartphone industry since April of 2004. Mr. Payne is the lead Inventor for such patents. Since June of 2013, he has also served as a Managing Director of Outset Ventures, a startup studio for the development of early stage SaaS, mobile and financial services companies. Since June of 2013, he has served as the Executive Chairman of LOANZ, Inc., an Outset portfolio company which is an emerging leader in marketplace lending. Mr. Payne has served as chief executive officer of a number of technology companies, including CircleUp, Inc., the leading group messaging platform for payments and messaging services, Preventsys, an enterprise regulatory compliance and Security Risk Management Company, Day Software (SWX: DAYN) a publicly traded leading provider of global enterprise content management solutions, and Stamps.com (NASDAQ: STMP), a leading provider of postage over the Internet from the US Postal Service.

Directorships: In the past five years, Mr. Payne has held no other public company directorships.

Qualifications: The Board of Directors has concluded that the following experience, qualifications and skills qualify Mr. Payne to serve as a Director of the Company: Over 15 years executive experience in high tech industries, including current experience as a chief executive officer and prior and current experience serving as a director of private and public companies.

David Hughes (A)	2014	45

Business Experience: Since May 2004, Mr. Hughes has served as Chief Executive Officer of The Search Agency, a global digital marketing company providing integrated multi-channel online marketing strategies, implementation and ongoing optimization to small and medium sized businesses. Prior to joining The Search Agency, Mr. Hughes served as Senior Vice-President, Corporate Development for United Online, Inc., from 1999 to 2004. Mr. Hughes was a Management Consultant with the Boston Consulting Group from 1997-1999 and an Associate with Mercer Management Consulting from 1993 to 1995.

Directorships: In the past five years, Mr. Hughes has held one other public company directorship, with Spark Networks, Inc.

Name	Director Since	Age as of 6/17/14	Business Experience, Directorships and Director Qualifications

Qualifications: The Board of Directors has concluded that the following experience, qualifications and skills qualify Mr. Hughes to serve as a Director of the Company: Over 15 years executive experience in high tech industries, including current experience as a chief executive officer and prior and current experience serving as a director of private companies and a public company; and a strong educational background, including a Bachelor of Arts, with Honors, from the University of Western Ontario, and a Masters of Business Administration from Harvard University’s Graduate School of Business Administration.

(A)	Member of the Audit Committee

(AC)	Chairman of the Audit Committee

(CC)	Chairman of the Compensation Committee

(LD)	Lead Director

(N)	Member of the Nominating and Corporate Governance Committee

Committee memberships noted above are as of June 17, 2014.

Director Compensation

The following table provides information regarding the compensation earned during the fiscal year ended December 31, 2013, by members of our Board, unless the director was also a named executive officer in 2013:

2013 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
Norman K. Farra Jr.(1)	89,769	—	89,769
Philip K. Fricke(2)	106,331	—	106,331
John E. Rehfeld(3)	116,400	—	116,400
Frederick G. Thiel(4)	81,500	—	81,500

(1)	As of December 31, 2013, Mr. Farra held options to purchase an aggregate of 138,750 shares of our Common Stock.

(2)	As of December 31, 2013, Mr. Fricke held options to purchase an aggregate of 129,750 shares of our Common Stock.

(3)	As of December 31, 2013, Mr. Rehfeld held options to purchase an aggregate of 124,544 shares of our Common Stock.

(4)	As of December 31, 2013, Mr. Thiel held options to purchase an aggregate of 34,166 shares of our Common Stock.

Non-employee members of the Board receive an annual retainer of $30,000 plus $1,500 for each in-person or telephonic Board meeting attended and $750 for each in-person meeting attended telephonically. The Lead Director, Mr. Farra, receives an annual fee of $15,000. The Chairman of the Audit Committee receives an annual fee of $15,000. The Chairman of the Compensation Committee receives an annual fee of $7,000. The Chairman of the Nominating and Corporate Governance Committee receives an annual fee of $5,000. Members of committees of the Board receive $1,200 for each committee meeting attended. In addition, all members of the Board receive an annual grant of an option to purchase 25,000 shares of our Common Stock. Non-employee members of the Board received their option grant for 2013 Board service in January 2014. Also, in light of additional service required of all Board members during 2013 and continuing in 2014, members of the Board received a one-time supplemental grant of an option to purchase 15,000 shares of our Common Stock in January 2014. New members to the Board receive a grant equal to the pro-rata amount of the regular annual grant amount of an option to purchase 25,000 shares of our Common Stock. One-half of each of the options granted to the member of the Board are vested at the time of the grant, and the remaining portions vest in equal monthly installments over the following twelve months. Stock option grants have a post-separation exercise period of two years.

Board Meeting Attendance

Our Board met 21 times and acted one times by unanimous written consent during 2013. During the year, overall attendance by incumbent directors was 100% at Board meetings and 100% at committee meetings to which they had been appointed. At last year’s annual meeting of stockholders, one member of our Board was in attendance.

Director Independence

Director	Independent(1)	Audit Committee Member(2)	Nominating and Corporate Governance Committee Member(2)	Compensation Committee Member(2)
Norman K. Farra Jr.	No
Philip K. Fricke	Yes	X	X	X
David Hughes	Yes	X
John Payne	Yes
John E. Rehfeld	Yes	X	X	X
Fred Thiel	No

(1)	The Board has determined that Messrs. Thiel, Fricke, and Rehfeld were “independent” for the year ended December 31, 2013, within the meaning of the Nasdaq Capital Market (“Nasdaq”) director independence standards, as currently in effect. The Board further determined that Heath B. Clarke and Norman K. Farra, Jr., were not independent as of December 31, 2013. Mr. Clarke resigned from the Board on June 9, 2014. Mr. Thiel joined the Board on January 16, 2013. Messrs. Hughes and Payne joined the Board on June 9, 2014.

(2)	Committee membership and independence is as of June 10, 2014.

Board Leadership Structure

Historically, the Board, in conjunction with the Nominating and Corporate Governance Committee, has determined that it is in our best interests that our Chief Executive Officer also serve as Chairman in light of our size, the size of the overall Board, and the Chief Executive Officer’s overall familiarity with our business, strategy and the industry in general. The Board believes that the dual role of Chairman and Chief Executive Officer allows the Chief Executive Officer, who is deeply involved in our day-to-day operations, to best present to the independent directors his ideas for us, the challenges facing us, the opportunities available to us, and our operations. The independent directors can then utilize their collective experience, oversight and expertise in determining the strategies and our priorities should focus its efforts on. Together, the Chairman and CEO and the independent directors make determinations about our strategic direction, and management is accountable for executing the strategy. The Board believes that this manner of governance appropriately balances the need for an informed and involved Chairman with independent Board oversight. In furtherance of these objectives, the independent directors meet at least four times annually in executive session without management or non-independent directors present. The Board has also historically appointed a lead director during periods in which the Chairman and CEO roles were held by the same individual. Presently, Fred Thiel serves as our Chairman and

Chief Executive Officer and Norman Farra serves as our lead director. In the event of an actual or potential conflict of interest involving any director, including the Chairman or lead director, both the Chairman and lead director are both promptly informed.

The Board’s Role in Risk Oversight

The entire Board is engaged in risk oversight, including reviewing management’s operational and financial planning and associated risks. The Board’s role in our risk oversight process includes receiving regular reports from members of senior management on areas of material risk to us, including operational, financial, legal, regulatory and strategic. The full Board receives these reports from the appropriate officer within the organization to enable it, pursuant to its Corporate Governance Guidelines, to assess the major risks facing us and to review the options to mitigate such risks. Furthermore, the Audit Committee regularly considers policies with respect to risk assessment and risk management as they relate to our consolidated financial statements and financial reporting process. During meetings of the full Board, the Chairman or other members of the Audit Committee report to the full Board on applicable issues related to risk.

Board Committees

As of June 17, 2014, our Board has three active standing committees, an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. From time to time, the Board may also establish special purpose committees.

Audit Committee

The Audit Committee is currently comprised of Mr. Rehfeld as Chairman and Messrs. Fricke and Hughes, each of whom satisfies the Nasdaq and SEC rules for Audit Committee membership (including rules regarding independence). The Audit Committee held eight meetings during 2013. The Board has determined that Mr. Rehfeld is an “audit committee financial expert” within the meaning of the rules and regulations of the SEC and satisfies the financial sophistication requirements of the Nasdaq listing standards.

The Audit Committee operates pursuant to its written charter, which is available on our corporate web site at http://ir.local.com, under the “Corporate Governance” tab, as well as our by-laws and applicable law. In accordance with its charter, the Audit Committee’s purpose is to assist the Board in fulfilling its oversight responsibilities to our stockholders with respect to the integrity of our financial statements and reports and financial reporting process. Specific responsibilities include:

•

reviewing and recommending to the Board approval of the Corporation’s interim and annual financial statements and management’s discussion and analysis of results of operation and financial condition related thereto;

•	being directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm;

•

pre-approving, or establishing procedures and policies for the pre-approval of, the engagement and compensation of the external auditor in respect of the provision of (i) all audit, audit-related, review or attest engagements required by applicable law and (ii) all non-audit services permitted to be provided by the independent registered public accounting firm;

•	reviewing the independence and quality control procedures of the independent registered public accounting firm;

•	preparing the Audit Committee report in the Company’s proxy materials in accordance with applicable rules and regulations, when applicable and required;

•

establishing procedures for (i) the receipt, retention and treatment of complaints received by us regarding accounting, internal controls, and auditing matters, and (ii) the confidential, anonymous submission of complaints by our employees of concerns regarding questionable accounting or auditing matters; and

•	annually reviewing its charter and recommending any amendments to the Board.

The Audit Committee meets periodically with management to consider the adequacy of our internal controls and the financial reporting process. It also discusses these matters with our independent registered public accounting firm and with appropriate company financial personnel. The Audit Committee reviews our financial statements and discusses them with management and our independent registered public accounting firm before those financial statements are filed with the SEC.

The Audit Committee regularly meets privately with the independent registered public accounting firm. The Audit Committee has the sole authority and direct responsibility for the appointment, compensation, retention, termination, evaluation and oversight of the work of the independent registered public accounting firm engaged by us to perform the audit of our financial statement or related work or other audit, review or attestation services for us. The Audit Committee periodically reviews the independent registered public accounting firm’s performance and independence from management. The independent registered public accounting firm has access to our records and personnel and reports directly to the Audit Committee.

The Audit Committee is empowered to retain outside legal counsel and other experts at our expense where reasonably required to assist and advise the Audit Committee in carrying out its duties and responsibilities.

Compensation Committee

The Compensation Committee (the “Compensation Committee”) is currently comprised of Mr. Rehfeld as Chairman and Mr. Fricke, each of whom satisfies the Nasdaq and SEC rules for membership to the Compensation Committee (including rules regarding independence). The Compensation Committee held eight meetings during 2013 and acted one time by unanimous written consent.

The Compensation Committee operates pursuant to its written charter, which is available on our corporate web site at http://ir.local.com, under the “Corporate Governance” tab, as well as our by-laws and applicable law. In accordance with its charter, the Compensation Committee’s purpose is to assist the Board in discharging the Board’s responsibilities regarding:

•

reviewing, at least annually, and making recommendations to the Board with respect to executive compensation strategies, benefits, incentive-compensation plans and equity-based plans to ensure management is properly rewarded for its contribution and that management is properly aligned with the interests of our shareholders;

•

reviewing the corporate goals and objectives with respect to the compensation of the Chief Executive Officer, including an evaluation of the Chief Executive Officer’s performance in light of these goals and objectives and, based upon such evaluation, setting the salary, bonus, incentive and equity compensation for our Chief Executive Officer;

•

reviewing the evaluation process of and compensation structure for our other senior executive officers and reviewing the performance of our other senior executive officers, as well as approving the compensation of such senior executive officers;

•

the periodic review of and the making of recommendations to the Board with respect to our long term incentive plans and grants thereunder to the Chief Executive Officer and other senior executive officers, including with consideration to our performance, relative shareholder return, awards at comparable companies and other factors;

•	the review and approval of employment agreements, separation and severance agreements, and other appropriate management personnel;

•	the grant of discretionary awards under our equity incentive plans, and the exercise of authority of the Board with respect to the administration of our incentive compensation plans;

•	consider the results of the most recent stockholder advisory vote on executive compensation (“Say on Pay Vote”) required by Section 14A of the Securities Exchange Act of 1934, as amended;

•	review and discuss with management the “Compensation Discussion and Analysis” section of our annual proxy statement or annual report on Form 10-K;

•	reviewing the adequacy of its charter at least annually;

•	reviewing the Compensation Committee’s own performance on at least an annual basis; and

•	reviewing whether a compensation consultant needs to be retained and, if so, to retain a compensation consultant free of any conflict of interest.

In addition to the powers and responsibilities expressly delegated to the Compensation Committee in its charter, the Compensation Committee may exercise other powers and carry out other responsibilities that may be delegated to it by the Board from time to time, consistent with our bylaws.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “NCG Committee”) is currently comprised of Mr. Fricke as Chairman and Mr. Rehfeld, each of whom satisfies the Nasdaq and SEC rules for membership to the NCG Committee (including rules regarding independence). The NCG Committee held five meetings during 2013 and there were no unanimous written consents.

The NCG Committee operates pursuant to its written charter, which is available on our corporate web site at http://ir.local.com, under the “Corporate Governance” tab, as well as our by-laws and applicable law. In accordance with its charter, the NCG Committee’s purpose is to assist the Board in discharging the Board’s responsibilities regarding:

•	the identification, evaluation and recommendation to the board of qualified candidates to become Board members;

•	the selection of nominees for election as directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected);

•	the selection of candidates to fill any vacancies on the Board;

•	the periodic review of the performance of the Board and its individual members;

•	the making of recommendations to the Board regarding the number, function and composition of the committees of the Board;

•	the evaluation, on an at least annual basis, of the performance of the chief executive officer and other executive officers in light of corporate goals and objectives;

•	the review and provision of assistance to the Board in developing succession plans for the executive officers and other appropriate management;

•

the recommendation to the Board of compensation programs for non-employee directors, committee chairpersons, and committee members, consistent with any applicable requirements for the listing standards for independent directors and including consideration of cash and equity components of this compensation;

•	the development and recommendation to the Board of a set of corporate governance guidelines and principles applicable to us (the “Corporate Governance Guidelines”); and

•	oversight of the evaluation of the Board.

In addition to the powers and responsibilities expressly delegated to the NCG Committee in its charter, the NCG Committee may exercise other powers and carry out other responsibilities that may be delegated to it by the Board from time to time, consistent with our bylaws.

Consideration and Determination of Executive and Director Compensation.

The Compensation Committee undertakes a review of executive and director compensation on at least an annual basis. The Compensation Committee applies its established compensation principles to such considerations when determining when and if changes are warranted with respect to the compensation of our executives and directors. The Compensation Committee, as part of its considerations, may review the compensation and compensation philosophies of companies within our peer group, as established by the Compensation Committee from time to time. The Compensation Committee utilizes a combination of salary, annual cash incentives, long-term, equity based incentives and other benefits to structure executive compensation packages in conformity with its compensation principles, generally with the intent of rewarding performance in a manner that is aligned with stockholder interests. While the Compensation Committee retains authority over all such compensation matters, it may delegate certain matters, such as the administration of certain of its benefits plans, to our vice president of human resources.

The Compensation Committee periodically uses Frederic W. Cook & Co., Inc. (“Cook & Co.”) as its independent compensation consultants. Cook & Co. previously advised the Compensation Committee with respect to trends in executive compensation, the selection of our peer companies, the determination of pay programs, an assessment of competitive pay levels, and the setting of compensation levels in 2010. Cook & Co. provided no other services to us in 2013 beyond the compensation consulting services provided to our Board of Directors and the Compensation Committee, as noted above.

Our chief executive officer provides recommendations to the Compensation Committee as to the compensation of his direct reports, including all of our other Named Executive Officers. These recommendations are not binding on the Compensation Committee, which reserves for itself the final determination of compensation packages for all Named Executive Officers, including the chief executive officer. Our chief executive officer also has an opportunity to discuss with the Compensation Committee his compensation on at least an annual basis.

Director Nomination Process

In selecting director nominees, the Board, through the NCG Committee, may consider suggestions from many sources, including our stockholders. Any such director nominations, together with appropriate biographical information and qualifications, should be submitted by the stockholder(s) to Kenneth S. Cragun, Secretary, c/o Local Corporation, 7555 Irvine Center Drive, Irvine, CA 92618. Director nominees submitted by stockholders are subject to the same review process as director nominees submitted from other sources such as other Board members or senior management.

The Board, through its NCG Committee, will consider a number of factors when reviewing potential director nominees. The factors which are considered by the Board and its NCG Committee include, but are not limited to the following: the candidate’s ability and willingness to commit adequate time to Board and committee matters, the fit of the candidate’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to our needs, the candidate’s personal and professional integrity, ethics and values, the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company, the candidate’s experience in our industry, the candidate’s experience as a board member of another publicly held company, whether the candidate would be “independent” under applicable standards, whether the candidate has practical and mature business judgment, and the candidate’s academic expertise in an area of our operations.

In identifying, evaluating and selecting future potential director nominees for election at each future annual meeting of stockholders and nominees for directors to be elected by the Board to fill vacancies and newly created directorships, the Board, through its NCG Committee, engages in a selection process. The Board, through its NCG Committee, will consider as potential director nominees candidates recommended by various sources, including any member of the Board, any of our stockholders or senior management. The Board may also hire a search firm if deemed appropriate. All potential new director nominees will be initially reviewed by the NCG Committee. The members of the NCG Committee will make an initial determination in their own independent business judgment as to the qualifications and fit of such director candidates based on the criteria set forth above. If the NCG Committee determines that it is appropriate to proceed, the Chief Executive Officer and at least one additional member of the Board will interview the prospective director candidate(s). The full Board may interview the candidates as well. The NCG Committee provides informal progress updates to the Board, as appropriate, and meets to consider and recommend final director candidates to the entire Board as necessary. The Board ultimately determines which candidates are nominated or elected to fill a vacancy.

There have been no changes to the procedure by which our stockholders may recommend nominees to our board of directors.

Communications with the Board

Stockholders who wish to contact members of the Board may send written correspondence to the following address: Kenneth S. Cragun, Secretary, c/o Local Corporation, 7555 Irvine Center Drive, Irvine, CA 92618. Stockholders should provide proof of share ownership with their correspondence. It is suggested that stockholders also include contact information. All communications will be received and processed by the Secretary, and then directed to the appropriate member(s) of the Board. In general, correspondence relating to accounting, internal accounting controls or auditing matters will be referred to the Chairperson of the Audit Committee. To the extent correspondence is addressed to a specific director or requires a specific director’s attention, it will be directed to that director.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to our officers, directors and employees. Our code of business conduct and ethics, as applied to our Chief Executive Officer, senior executive officers, principal accounting officer, controller and other senior financial officers complies with the requirements of Section 406 of the Sarbanes-Oxley Act. Our code of business conduct and ethics is available on our web site at http://ir.local.com, under the “Corporate Governance” tab. In addition, a copy of the code of business conduct and ethics will be provided to any person without charge upon request to Kenneth S. Cragun, Local Corporation, 7555 Irvine Center Drive, Irvine, CA 92618. We intend to timely disclose any amendments to or waivers of certain provisions of our code of business conduct and ethics that apply to our Chief Executive Officer, senior executive officers, principal accounting officer, controller and other senior financial officers on our web site within four business days of such amendment or waiver or as otherwise required by the SEC or Nasdaq.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board (the “Audit Committee”) consists of three non-employee directors as of the date of this report, including John E. Rehfeld, as chairman, Phillip K. Fricke and David Hughes, each of whom the Board has determined to be an independent director under applicable SEC rules, the Nasdaq listing standards and the Company’s own internal guidelines. The Audit Committee is a standing committee of the Board and operates pursuant to a written charter adopted by the Board, which is available on our website, http://ir.local.com, under the “Corporate Governance” tab.

Among its functions, the Audit Committee has the authority and responsibility to retain and terminate the engagement of the Company’s independent registered public accounting firm (the “independent auditors”). The role of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board. Management of the Company has the primary responsibility for the Company’s consolidated financial statements as well as the Company’s financial reporting process, principles and internal controls. The independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements and expressing an opinion as to the conformity of such consolidated financial statements with accounting principles generally accepted in the United State of America.

The Audit Committee met eight times during fiscal 2013 to fulfill its responsibilities. The Audit Committee’s chairman and senior members of the Company’s financial management team establish the Audit committee’s agenda for all such meetings. During 2013, the Audit Committee also met with the Company’s independent auditors and the senior members of the Company’s financial management team to discuss any matters that, in the opinion of the Audit Committee, should be discussed privately with the Audit Committee, the independent auditors or the senior members of the Company’s financial management team.

In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2013, with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with the independent auditors matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) and as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor their independence.

Based on the reports and discussions described above, the Audit Committee’s review of the Company’s audited consolidated financial statements, representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

John E. Rehfeld, Chairman
Philip K. Fricke
David M. Hughes
June 16, 2014

EXECUTIVE OFFICERS

Executive Officers

The following table sets forth, as of June 17, 2014, certain information concerning our executive officers:

Name	Age	Position
Fred Thiel	53	Chief Executive Officer and Chairman of the Board
Kenneth S. Cragun	53	Chief Financial Officer and Secretary
Scott Reinke	40	General Counsel

Frederick G. Thiel was appointed to our board of directors on January 16, 2013. Mr. Thiel was appointed Chairman of the Board on January 10, 2014 and Chief Executive Officer on May 7, 2014. From January 2007 to December 2012, Mr. Thiel served as the Managing Partner of the Software IT Group at Triton Pacific Capital Partners, a private equity firm making equity investments on behalf of itself and its investors in lower middle market companies. As part of his role at Triton Pacific Capital Partners, Mr. Thiel served on the boards of four of its portfolio companies: Custom Credit Systems, LP, an enterprise software company providing commercial lending automation solutions to major banks; DB Technology, LLC, an enterprise content management software company providing solutions to healthcare providers; Assetpoint, LLC, an enterprise software company providing enterprise asset management solutions to major corporations; and Vayan Marketing Group, LLC, an internet media marketing company providing customer acquisition services to major consumer brands. Mr. Thiel has been an Operating Partner with Graham Partners, a mid-market private equity firm since 2008. Mr. Thiel is presently a director of three private companies, including Predixion Software, Inc., B&B Electronics, Inc., and OCTANe LLC. Mr. Thiel attended classes at the Stockholm School of Economics in Europe.

Kenneth S. Cragun has served as our Chief Financial Officer since December 2010, as our Secretary since October 2010, as our interim Chief Financial Officer from October 2010 to December 2010, and our Vice President of Finance from April 2009 to October 2010. From June 2006 to March 2009, Mr. Cragun was the Chief Financial Officer of Modtech Holdings, Inc., a supplier of modular buildings. Mr. Cragun received a Bachelors of Science degree in Accounting from Colorado State University-Pueblo. Mr. Cragun’s responsibilities prior to Local Corporation have included chief financial officer functions at a public company, including preparation of financials for SEC disclosures in accordance with GAAP, audit experience at a nationally recognized certified public accounting firm, and day-to-day management of the financial affairs of both public and private companies.

Scott Reinke has served as our General Counsel since April 2009. From October 2006 through April 2009, Mr. Reinke served as Executive Vice President and General Counsel of Emerging Media Group, Inc., which operated Market Maker Interactive, a full service interactive agency, and TRAFFIQ, a digital media management and media buying platform. Prior to Emerging Media Group, Mr. Reinke served as the vice president of legal and associate general counsel for MIVA, Inc., a provider of performance-based online marking and commerce services. Mr. Reinke received his Bachelor of Arts degree, cum laude, in English and Political Science from Boston College, and his Juris Doctorate from the Georgetown University Law Center.

Involvement In Certain Legal Proceedings

On October 20, 2008, Modtech Holdings, Inc., a Delaware Corporation, filed a voluntary petition for reorganization under Chapter 11 of the US Bankruptcy Code. Mr. Cragun, our chief financial officer, was chief financial officer of Modtech Holdings, Inc. at the time of filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of shares of our Common Stock as of June 17, 2014:

•	each person (or group of affiliated persons) known by us to beneficially own more than 5% of our common stock;

•	each of our directors and nominees;

•	each named executive officer; and

•	all of our directors and executive officers as a group.

Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our Common Stock. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person listed below and the percentage ownership of such person, shares of Common Stock underlying options, restricted stock units, warrants or convertible securities held by each such person that are exercisable, vested or convertible within 60 days of June 17, 2014, are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person.

The percentage of beneficial ownership is based on 23,227,207 shares of Common Stock outstanding as of June 17, 2014.

Except as otherwise noted below, and subject to applicable community property laws, the persons named have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Unless otherwise indicated, the address of the following stockholders is c/o Local Corporation, 7555 Irvine Center Drive, Irvine, CA 92618.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Held	Percentage of Shares Beneficially Owned
5% Stockholders:
Goldman Capital Management Inc. (1)	1,367,500	5.9%
The Tail Wind Fund Ltd. (2)	1,616,915	6.5%
Executive Officer and Director:
John E. Rehfeld (3)	270,351	1.2%
Kenneth S. Cragun (4)	211,182	*	%
Norman K. Farra Jr. (5)	201,525	*	%
Philip K. Fricke (6)	168,710	*	%
Frederick G. Thiel (7)	95,238	*	%
David M. Hughes	19,459	*	%
John M. Payne	—	*	%
All directors and executive officers as a group (7 persons) (8)	966,465	3.8%

*	- less than 1%

(1)	Neal I. Goldman is the President of Goldman Capital Management Inc. and control person of Goldman Capital Management Inc. The address of Goldman Capital Management Inc. is 767 Third Avenue, New York, NY 10017.

(2)	Includes 1,243,876 shares issuable upon the conversion of convertible notes and 373,134 shares issuable upon the exercise of warrants that are exercisable within 60 days of June 17, 2014. CIM

Investment Management Ltd. (“CIM”), a UK corporation authorized and regulated by the Financial Services Authority of Great Britain, is the investment manager for The Tail Wind Fund Ltd., and James Morton is the controlling shareholder of CIM. Each of CIM and James Morton has voting and investment power over the shares being registered hereunder and held by The Tail Wind Fund Ltd. but each expressly disclaims any equitable or beneficial ownership of these securities. The address of Tail Wind Fund Ltd. is 404 East Bay Street, P.O. Box SS-5539, Nassau, Bahamas.

(3)	Includes 163,351 shares issuable upon the exercise of options that are exercisable within 60 days of June 17, 2014.

(4)	Includes 200,442 shares issuable upon the exercise of options that are exercisable within 60 days of June 17, 2014.

(5)	Includes 167,557 shares issuable upon the exercise of options that are exercisable within 60 days of June 17, 2014, 4,500 shares with indirect beneficial ownership by Mr. Farra as custodian for his daughter, and an additional 5,000 shares with indirect beneficial ownership by Mr. Farra as custodian for his wife.

(6)	Includes 168,557 shares issuable upon the exercise of options that are exercisable within 60 days of June 17, 2014.

(7)	Includes 95,238 shares issuable upon the exercise of options that are exercisable within 60 days of June 17, 2014.

(8)	Includes 795,145 shares issuable upon the exercise of options that are exercisable within 60 days of June 17, 2014, and 9,500 shares with indirect beneficial ownership.

EXECUTIVE COMPENSATION

Executive Compensation Program Objectives and Overview

The Compensation Committee administers our executive compensation arrangements and meets in executive session with the Board of Directors to determine the compensation of our Chief Executive Officer. As discussed in more detail below, in determining the compensation for our other Named Executive Officers (as defined below), the recommendations of our Chief Executive Officer, among other factors, may be considered by the Compensation Committee. Nevertheless, the Compensation Committee is solely responsible for making the final decisions on compensation for our Named Executive Officers.

Our general compensation arrangements are guided by the following principles and business objectives:

•	It is our objective to hire and retain top talent in our industry in an exceptionally competitive marketplace, especially for key positions that directly contribute to creating stockholder value;

•	We reward the performance of our top contributors in key positions within our company by focusing our resources on them and their continued performance; and

•

We firmly believe that equity compensation is an important means of aligning the interests of our employees with those of our stockholders and focus our equity compensation on the key positions within our Company that we believe have the greatest impact on performance.

We are guided by the above principles in our compensation philosophy for our executive officers, which has been designed to achieve the following two objectives:

•	Allow us to attract and retain the key executive talent it needs to achieve its business objectives by providing total compensation arrangements that are competitive and attractive; and

•

Establishing a direct correlation between the total executive compensation paid to our overall performance and improvements in performance, including the creation of shareholder value, and the individual performance and achievements.

The executives listed in the Summary Compensation Table in this Proxy are referred to as the “Named Executive Officers.”

Overview

We are dependent upon the experience and talents of our executives to successfully manage our highly technical, complex and rapidly evolving business. We compete in a rapidly changing industry, one which regularly experiences paradigm shifting technological developments and shifting trends in the businesses and markets in which we compete. We rely on our executives to successfully address these developments and to improve our business and its performance in order to increase shareholder value. We face a highly competitive executive labor market and face competitors for our executives’ skills of our similar size and scale, as well as larger competitors with greater resources than we have and smaller competitors that seek to hire our executives to facilitate and expedite their own businesses that compete with us directly or in the same industry.

Executive Compensation Programs

Our current executive compensation program is comprised of three key components, which collectively are intended to conform to our compensation philosophy and to reward our executives based on individual and company performance. We use (1) base salary, (2) periodic incentive cash or cash and equity bonuses, and (3) long-term equity awards, in the form of stock options and RSUs, as its primary compensation components. The Compensation Committee considers how each such component of executive compensation promotes retention and rewards performance by the individual and us generally when structuring its executive compensation arrangements.

We seek to provide targeted compensation opportunities at the median of competitive market practice in order to attract, retain, and motivate our executives. However, the Compensation Committee may target an individual executive’s compensation higher or lower than the median based on the individual’s role, experience, and/or performance, among other factors. The Compensation Committee uses certain peer companies (as identified below) to inform it of competitive pay levels and generally intends that base salary levels be consistent with competitive market base salary levels. The Compensation Committee generally targets performance-based compensation, such as bonus and long-term incentive equity opportunities to make up a substantial portion of each executive’s total direct compensation opportunity, as achievement of those are tied to our performance and individual performance and provide long-term incentives to our executives. The Compensation Committee believes that the cash and long-term equity incentives provided to our executives have been designed to provide an effective mix of incentives to ensure our executive performance is focused on building long-term stockholder value.

We do not provide any pensions or other retirement benefits for our executives other than our 401(k) plan. Generally, except for the payment of up to $1,500 a month in health insurance payments that would otherwise be paid by our executives, we also do not provide any perquisites. We provide our executive officers with certain severance protections as a further means of attracting and retaining our key executives and to preserve the stability of our executive team. These severance protections are described below under “Severance and Change in Control Severance Benefits” and “Potential Payments Upon Termination or Change in Control.”

Independent Consultant and Peer Group

The Compensation Committee periodically uses Frederic W. Cook & Co., Inc. (“Cook & Co.”) as its independent compensation consultants. Cook & Co. previously advised the Compensation Committee with respect to trends in executive compensation, the selection of our peer companies, the determination of pay programs, an assessment of competitive pay levels, and the setting of compensation levels in 2010. Cook & Co. provided no other services to us in 2013 beyond the compensation consulting services provided to our Board of Directors and the Compensation Committee, as noted above.

The Compensation Committee considers, from time to time, peer company data obtained and evaluated by Cook & Co, as well as compensation data compiled by management, in establishing compensation levels. The Compensation Committee utilizes this information when considering executive compensation arrangements, including the reasonableness of such arrangements from a competitive vantage point. For 2013, the Compensation Committee considered compensation data for the following companies: RCM Technologies, Marchex, Actuate, TravelZoo, XO Group, ipass, Geeknet, Guidance Software, Callidus Software, TechTarget, Tree, Innodata Isogen, Falconstar Software, Autobytel, and TheStreet. This group of companies is referred to by us hereafter as our “peer group” or our “peer companies” for 2013.

The peer group was selected in 2013 based on objective criteria, taking into account company size and industry. At the time of selection, the peers’ revenue and market capitalizations generally fell within a range of 1x to 10x of ours, with our revenue and market capitalization in the middle range to avoid distortion from size. The peers are technology and/or media companies that have businesses that are broadly similar to our business.

Shareholder Advisory Vote on Executive Compensation

At our 2013 Annual Meeting of Stockholders, 61.1% of our voting stockholders voted to approve a resolution approving, on an advisory basis, the compensation of our executive officers, as disclosed in our proxy statement of the 2013 Annual Meeting of Stockholders. The Compensation Committee considered this approval in its consideration of future executive compensation matters and has determined to generally maintain its practices and policies consistent with the prior year, subject to adjustments as are deemed appropriate in the view of the Compensation Committee in light of our present circumstances.

Current Executive Compensation Program Elements

Base Salaries

We provide the Named Executive Officers, along with other employees, with base salary to compensate them for their services throughout the year. The Compensation Committee performs an annual review of the base salaries of our Named Executive Officers. These base salary levels are intended to be generally consistent with competitive market base salary levels, but are not specifically targeted or “bench-marked” against any particular company or group of companies, including our peer group. The Compensation Committee sets base salaries so that a substantial portion of the executives’ total direct compensation remains contingent on performance-based bonuses and long-term incentive equity awards. The Compensation Committee considers and assesses, among other factors, the scope of an executive’s responsibility, prior experience, past performance, advancement potential, impact on results, salary relative to our other executives and relevant competitive data in setting specific salary levels for each of our Named Executive Officers, as well as our other officers.

The annual base salary of each of our Named Executive Officers was increased effective July 1, 2013, to adjust for cost of living increases. The Compensation Committee did not undertake a formal review of relevant market compensation data, as a study was conducted in 2010, and only cost of living increases were contemplated for 2013. Effective July 1, 2013: Mr. Clarke’s salary was increased from $444,618 to $456,000; Mr. Sawtell’s salary was increased from $304,637 to $322,000; and Mr. Cragun’s salary was increased from $291,235 to $300,000.

Short Term Bonuses

For 2013, the Compensation Committee approved a short term bonus plan (“Bonus Plan”) that was payable in any combination of cash and equity grants made under our 2011 Omnibus Stock Plan, as amended, under which our Named Executive Officers were eligible to earn bonuses based on achievement against pre-determined semi-annual performance goals. The bonus incentive opportunity was intended to motivate and reward executives by tying a significant portion of their total compensation to the achievement of pre-established performance metrics that were generally short-term, but impact the creation of long-term stockholder value. The Compensation Committee determined that use semi-annual performance and payment periods for 2012 was appropriate given the difficulty setting meaningful annual performance goals when we were in a period transition. The Compensation Committee used PSUs to offset the use of cash for short term bonuses earned with respect to achievement of the goals in the Bonus Plan during 2013 and to better align our executives with the interests of our shareholders.

Retention Bonus

In connection with our acquisition of substantially all of the assets of Rovion from DGLP in 2011, we entered into an employment agreement with Mr. Sawtell which provided for, among other things, the payment of a retention bonus equal to $375,000 over a period of 24 months following the closing of the acquisition, subject to the Rovion business achieving certain performance thresholds. In connection with the performance thresholds, we also agreed to certain funding commitments to the Rovion business post-close. In November 2011, we and Mr. Sawtell entered into an amendment to his then-Amended and Restated Employment Agreement which provided for a reduction of his retention bonus to $307,500 and eliminated the performance thresholds in consideration for the termination of our funding obligations. In 2013, Mr. Sawtell received a total of $86,250 in retention bonus payments.

Long-Term Incentive Equity Awards

We rely on long-term incentive equity awards as a key element of compensation for our executive officers so that a substantial portion of their total direct compensation is tied to increasing our market value. We have historically made annual grants of stock options to align the interests of our executives with those of our shareholders, while promoting focus by our executives’ on our long-term financial performance, and, through staggered grants with extended time-based vesting requirements, to enhance long-term retention of our executives.

The Compensation Committee considers competitive grant data for comparable positions as well as various subjective factors primarily relating to the responsibilities of the individual executive, past performance, and the executive’s expected future contributions and our value when determining the size of equity-based awards. Additionally, the Compensation Committee also considers the executive’s historic total compensation, including prior equity grants and value realized from those grants, as well as the number and value of shares owned by the executive, the number and value of shares which continue to be subject to vesting under outstanding equity grants previously made to such executive, and each executive’s tenure, responsibilities, experience and our value.

No one fact is given any specific weighting and the Compensation Committee exercises its judgment to determine the appropriate size of awards.

Our 2013 long-term incentive grants to our Named Executive Officers were not solely in the form of stock options with an exercise price equal to the closing price of our common stock on the grant date, but also consisted of a RSU component which utilized the fair market value of our common stock on the grant date when valuing such grants. As a consequence, our Named Executive Officers will realize some actual, delivered compensation regardless of whether our stock price appreciates or not, but will also be incentivized by the options to increase stock price, since options do not provide value without appreciation. Both the RSUs and the stock options function as a retention incentive for our executives as they generally vest in installments over a period of three years after the date of grant.

2012 and 2013 Annual Equity Grants. In December 2012, the Compensation Committee approved grants of stock options and RSUs to each of the then-employed Named Executive Officers. The Compensation Committee approved a partial grant of 25% of the typical equity grant for 2012, in light of certain additional grants made to the Named Executive Officers in 2011 that were intended to provide additional incentive and retention during such period. In January of 2014, the Compensation Committee granted a typical equity grant to our Named Executive Officers for 2013.

Grant Practices. We do not have any plan, program, or practice to time the grant of equity-based awards to our executives or any of our employees in coordination with the release of material non-public information. All equity grants are made under our stock plans, which have been approved by our stockholders. The per share exercise price of stock options cannot be less than the closing sale price of our common stock on the grant date. The Compensation Committee typically makes annual equity grants in the months of December or January and when an officer begins employment or is promoted.

Severance and Change in Control Severance Benefits

We provide severance, including change-in-control severance, to our Named Executive Officers, as well as other members of our management team, as provided for in their respective employment agreements. It is the belief of the Compensation Committee that the severance offered by us helps to retain our management team, including our Named Executive Officers, by providing a stable work environment in which these employees are provided certain economic benefits in the event their employment is actually or constructively terminated, including in connection with a change in control. It also helps to create a mutually beneficial separation as we are able to secure a release from claims. We believe that the occurrence, or potential occurrence, of a change-in-control transaction may create uncertainty regarding continued employment of our executives and other key employees and the change-in-control severance benefits offered by us will alleviate much of that uncertainty. The material terms of the change-in-control severance benefits offered to our Named Executive Officers are described below in the section entitled “Employment Agreements and Change in Control Arrangements with Our Named Executive Officers.”

In providing severance agreements, the Compensation Committee considers best practices. Severance benefits available following a change in control are provided only on a “double-trigger” basis which means that there must be both a change in control and a termination, either actually or constructively, of the eligible employee’s employment in the circumstances described in the “Employment Agreements and Change in Control Arrangements with Our Named Executive Officers” section below. In addition, our amended agreements with our Named Executive Officers do not contain excise tax gross-up provisions or “single-trigger” severance payment provisions. We do not maintain any severance plans beyond the severance benefits provided for in the employment agreements with our Named Executive Officers and other members of our management team.

Under their employment agreements, each of our Named Executive Officers, would be entitled to severance benefits in the event of his termination by us without cause or by the Named Executive Officer for good reason, or to due to his disability and, to a lesser extent, his death. The Compensation Committee determined that it is appropriate to provide the above noted Named Executive Officers with these severance benefits under these circumstances in light of their positions with us, general competitive practices, and as part of their overall compensation package.

The Named Executive Officers and certain other members of the management team are also entitled to accelerated vesting of all of their respective stock option awards in the event of a change in control or a termination without cause by us or a termination for good reason by the Named Executive Officer within the 120 day period preceding or following a change in control. Further, if accelerated vesting of all stock option awards is not available as described above, the Named Executive Officers and certain other members of the management team are entitled to accelerated vesting of those stock option awards that would vest during the initial period of their employment agreements with us in the event of a termination without cause by us or a termination for good reason by the Named Executive Officer outside of the 120 day period preceding or following a change in control. The Compensation Committee determined that this severance benefit was appropriate for each of its Named Executive Officers and certain of its management team based upon their positions with us, general competitive practices, and as part of their overall package.

Recipients of long-term incentive equity awards are also entitled to limited severance protections with respect to awards granted prior to the applicable severance event. The Compensation Committee determined that these protections help maximize the retention benefits to us of the long-term incentive equity awards and are consistent with general competitive practices.

Risk Considerations

The Compensation Committee has reviewed our compensation programs for our Named Executive Officers and our employees generally and has concluded that these programs do not create risks that are reasonably likely to have a material adverse effect on the company. The Compensation Committee believes that the design of our annual cash and long-term equity incentives provides an effective and appropriate mix of incentives to help ensure that our performance is focused on long-term results. In general, bonus opportunities for our employees are capped, and we have discretion to reduce bonus payments or pay no bonus at all based on the individual performance component and other factors that we determine are appropriate given the particular circumstances. Similar to our named executive officers, a substantial portion of the compensation for all of our employees generally is delivered in the form of equity awards, that are intended to further align the interests of our employees with those of our stockholders.

With specific regard to our executives, including our named executive officers, the Compensation Committee has determined that the following compensation design features and risk oversight features provide protection against excessive risk-taking:

•

Our board of directors as a whole has responsibility for risk oversight and regularly reviews the areas of focus of our board committees. Our board committees report their deliberations to the full board on a regular basis. Additionally, the board considers the strategic, financial and execution risks that are associated with the operations, financial and capital decisions that impact on determinations of compensation under our compensation programs.

•

Our named executive officers are motivated to carefully assess risks as a majority of their compensation is performance-based, meaning unless they guard against risks, their compensation could also be negatively impacted.

•

Our Compensation Committee regularly discusses the reasonable range of future company performance expectations with our CEO, which provides the Compensation Committee with insight into the design and funding of our executive bonus plan.

•

In order to ensure a long-term focus by management, we have mitigated the incentives in our annual cash bonus program by capping annual bonus potential to a percentage of base salary, which represents a relatively small percentage of our executives’ total compensation opportunities.

•	Given that a high percentage of our overall pay mix for named executive officers is equity-based:

•

We provide competitive base salaries to our named executive officers to provide a steady income while allowing them to focus on our long-term performance rather than on short-term stock price fluctuations;

•

We design our bonus plan for named executive officers to be focused on financial performance metrics, which in combination with our use of equity awards that are subject to long-term vesting conditions; focuses our executives on driving long-term stockholder value and incentivizes them to avoid decisions that only benefit short-term results that may not be consistent with our long-term interests;

•	Our equity grants typically vest over a three-year vesting period to ensure our named executive officers have significant value tied to long-term stock price performance;

•	We prohibit speculative and hedging transaction involving our securities, which prevents our executive officers from insulating themselves from the effects of poor company stock price performance; and

•

We have internal controls over financial reporting, the measurement and calculation of compensation goals, and other financial, operational, and compliance policies and practices that are designed to keep our compensation programs from being susceptible to manipulation by any employee, including our named executive officers.

Summary Compensation

The following table provides information regarding the compensation earned during the fiscal years ended December 31, 2013 and 2012, by our Named Executive Officers (our Chief Executive Officer, Chief Financial Officer and our one other most highly compensated executive officer in 2013).

2013 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Heath B. Clarke (2)	2013	450,309	211,419	88,922	—	225,453	721	976,824
Director	2012	436,174	21,840	169,680	44,652	84,721	—	757,067
Michael A. Sawtell (3)	2013	313,818	83,775	45,694	—	133,543	87,649	664,480
President and Chief	2012	295,818	—	85,564	26,385	45,295	89,550	542,613
Operating Officer
Kenneth S. Cragun (4)	2013	295,983	62,616	—	—	122,562	667	481,828
Chief Financial Officer	2012	285,929	3,886	62,775	17,589	31,342	636	402,157
and Secretary

(1)	The fair value of each performance and restricted stock unit award is calculated on the date of grant using the closing price of our common stock as reported by the Nasdaq. The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

Year Option Granted	Expected Life	Volatility	Risk Free interest rate	Dividend yield
2013	None	None	None	None
2012	5.1 years	89.35%	0.73%	None

(2)	During 2013, Mr. Clarke received $211,419 as a bonus of which $207,297 related to a retention program that was approved by the board of directors in the first half of 2013. The remaining bonus related to a travel bonus paid to Mr. Clarke in accordance with the Company’s travel bonus policy. During 2012, Mr. Clarke received $21,840 as a bonus related to our cost saving measures.

(3)	During 2013, Mr. Sawtell received $83,775 which related to a retention bonus program that was approved by the board of directors in the first half of 2013. Mr. Sawtell also received $86,250 in retention payments in connection with our acquisition of the assets of Rovion. During 2012, Mr. Sawtell received other compensation of retention payments of $86,250, as was negotiated in connection with our acquisition of the assets of Rovion and a matching contribution to his 401(k) account from us in the amount of $3,300.

(4)

During 2013, Mr. Cragun received $62,616 of a bonus of which $62,271 related to a retention program that was approved by the board of directors in the first half of 2013.The remaining bonus related to a travel bonus paid to Mr. Cragun in accordance with the Company’s travel bonus policy. During 2012, Mr. Cragun received $3,886 as a bonus related to our cost saving measures and other compensation of $636 related to a matching contribution to his 401(k) account from us.

Employment Agreements and Change in Control Arrangements with Our Named Executive Officers

Employment Agreements

We entered into amended and restated employment agreements with each of Messrs. Clarke, Sawtell and Cragun on December 9, 2011. Each of those employment agreements had a term of one year and automatically renewed for additional one year terms unless either party terminates it with at least 30 days notice to the other party. Mr. Clarke’s employment was terminated on January 10, 2014 and Mr. Sawtell’s employment was terminated on May 7, 2014.

If we terminate the executive employment agreements of any of our Named Executive Officers without cause (the definition of which is summarized below), or if the foregoing executive terminates his agreement with good reason (the definition of which is also summarized below), each as defined in the agreement, we are obligated to pay that executive: (i) his annual salary and other benefits earned prior to termination, (ii) his annual salary payable over one year after termination, (iii) an amount equal to all bonuses earned during the four quarters immediately prior to the termination date, payable in accordance with our standard bonus payment practices or immediately if and to the extent such bonus will be used by the executive to exercise stock options, (iv) benefits for 12 months following the date of termination, (v) the vesting of all options that would have vested had the executive’s employment agreement remained in force through the end of the initial one-year term of the amended and restated agreement will be fully vested immediately prior to such termination, (vi) the right for 12 months from the date of termination to exercise all vested options granted to the executive, and (vii) in the case of Mr. Sawtell only, the unpaid amount of his retention bonus. In the event of a termination without cause or for good reason by any of our Named Executive Officers in connection with a change of control, we are obligated to pay that executive: (i) his annual salary and other benefits earned prior to termination; (ii) 1.25 times his annual salary payable in a lump sum; (iii) an amount equal to 1.25 times all bonuses earned during the four quarters immediately prior to the termination date or immediately prior the date of the change of control, whichever is greater, payable in a lump sum; and (iv) benefits for 15 months following the date of termination.

In the event of a change of control or a termination without cause or for good reason by any of our Named Executive Officers within 120 days of a change of control, all options granted to such executive will be immediately vested and remain exercisable through the end of the option term as if the executive were still employed by us.

Under the terms of the agreements, a change of control is deemed to have occurred generally in the following circumstances:

•	The acquisition by any person of 35% or more of our securities, exclusive of securities acquired directly from us;

•	The acquisition by any person of 50% or more of the combined voting power of our then outstanding voting securities;

•	Certain changes in the composition of our Board of Directors;

•	Certain of our mergers and consolidations where certain voting thresholds or ownership thresholds are not maintained; and

•	The approval of our plan of liquidation or the consummation of the sale of all or substantially all of our assets where certain voting thresholds are not maintained.

Under the terms of the agreements, “cause” is generally defined as:

•

Conviction of a felony involving the crime of theft or a related or similar act of unlawful taking, or a felony involving the federal or California securities or pension laws, or any felony, which results in material economic harm to us;

•

Engagement in the performance of the executive’s duties or otherwise to the material and demonstrable detriment to us, in willful misconduct, willful or gross neglect, fraud, misappropriation or embezzlement;

•	Failure to adhere to lawful and reasonable directions of our Board of Directors or failure to devote substantially all of the business time and effort to us, upon notice; and

•	Material breaches of the agreement by executive.

Under the terms of the agreements, good reason is generally defined as:

•	A reduction in salary or failure to pay salary when due;

•	Material breach of the agreement by us;

•	Failure to have any successor in interest to us assume the employment agreement;

•	A relocation of the executive to offices a set distance away from the location set forth in the agreement;

•	A material diminution in the executive’s title, authority, duties, reporting relationship or responsibilities;

•	A change in executive’s reporting; and

•	The assignment to executive of any duties or responsibilities which are inconsistent with her status, position or responsibilities.

Separation Agreements

On January 10, 2014, we entered into a separation and general release agreement (“Separation Agreement”) with Heath Clarke, our former Chief Executive Officer. Under the terms of the Separation Agreement, we paid Mr. Clarke his unpaid, earned wages and unused paid time off pay and are obligated to pay him $ 456,000, representing one year’s base salary following his separation. We will also pay Mr. Clarke additional severance of $ 316,375, representing 100% of the bonus earned over the previous four quarters immediately prior to the Separation Agreement, payable in accordance with the separation and general release agreement. In addition, we have agreed to pay 100% of Mr. Clarke’s health insurance premiums through January 2015 to the extent Mr. Clarke elected to continue his health care insurance coverage under COBRA. Mr. Clarke has the right to exercise any vested stock options through August 2015.

On May 8, 2014, we entered into a separation and general release agreement (“Separation Agreement”) with Michael Sawtell, our former President and Chief Operations Officer. Under the terms of the Separation Agreement, we paid Mr. Sawtell his unpaid, earned wages and unused paid time off pay and are obligated to pay him $563,165, representing one year’s base salary and 100% of the bonus earned over the previous four quarters immediately prior to the Separation Agreement, payable in accordance with the separation and general release agreement. In addition, we have agreed to pay 100% of Mr. Sawtell’s health insurance premiums through April 2015 to the extent Mr. Sawtell elected to continue his health care insurance coverage under COBRA. Mr. Sawtell has the right to exercise any vested stock options through May 7, 2015.

Termination and Change of Control Benefits

The table below sets forth estimated payments with respect to our Named Executive Officers upon the termination of employment with us under various circumstances and upon a change in control (“CIC”), calculated as of December 31, 2013.

	Involuntary For Cause or Without Good Reason	Involuntary Without Cause or For Good Reason	Death/ Disability	Involuntary Without Cause or For Good Reason In Connection With CIC
Heath B. Clarke
Cash Severance	$—	$820,800	$820,800	$1,026,000
Michael A. Sawtell
Cash Severance	$—	$516,798	$516,798	$645,998
Kenneth S. Cragun
Cash Severance	$—	$435,000	$435,000	$543,750

Outstanding Equity Awards at Fiscal Year-End — 2013

The following table sets forth the number of shares of Common Stock subject to exercisable and unexercisable stock options and number of unvested restricted stock units held as of December 31, 2013, by each of our Named Executive Officers.

2013 Outstanding Equity Awards at Fiscal Year-End

	Equity Incentive Plan Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Exercise Price Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights That Have Not Vested ($)
Heath B. Clarke	29,676	—		16.59	1/4/2015	—		—	—	—
	10,331	—		5.53	5/8/2015	—		—	—	—
	15,000	—		9.90	6/3/2015	—		—	—	—
	26,512	—		6.79	11/15/2015	—		—	—	—
	29,642	—		4.21	3/9/2016	—		—	—	—
	67,500	—		4.74	12/13/2017	—		—	—	—
	67,500	—		4.74	12/13/2017	—		—	—	—
	67,500	—		4.70	6/3/2018	—		—	—	—
	70,837	—		1.57	3/12/2019	—		—	—	—
	110,000	—		6.01	12/10/2020	—		—	—	—
	51,333	25,667	(1)	2.29	12/9/2018	—		—	—	—
	9,166	18,334	(2)	2.29	12/9/2018	—		—	—	—
	—	—		—	—	8,800	(3)	13,904	—	—
	—	—		—	—	11,000	(4)	17,830	—	—
	9,166	18,334	(5)	2.34	12/7/2019	—		—	—	—
Michael A. Sawtell	62,499	12,501	(6)	3.58	5/5/2021	—		—	—	—
	99,999	20,001	(7)	3.65	5/12/2021	—		—	—	—
	30,333	15,167	(1)	2.29	12/9/2018	—		—	—	—
	5,416	10,834	(2)	2.29	12/9/2018	—		—	—	—
	—	—		—	—	5,200	(3)	8,216	—	—
	—	—		—	—	6,500	(4)	10,270	—	—
	5,416	10,834	(5)	2.34	12/7/2019	—		—	—	—
Kenneth S. Cragun	46,000	—		2.31	4/1/2019	—		—	—	—
	19,167	—		2.31	4/1/2019	—		—	—	—
	15,971	3,195	(8)	2.31	4/1/2019	—		—	—	—
	25,000	—		4.85	10/18/2020	—		—	—	—
	13,000	—		6.01	12/10/2020	—		—	—	—
	38,499	3,501	(9)	5.14	1/11/2021	—		—	—	—
	20,221	10,112	(1)	2.29	12/9/2018	—		—	—	—
	3,610	7,223	(2)	2.29	12/9/2018	—		—	—	—
	—	—		—	—	3,466	(3)	5,476	—	—
	—	—		—	—	4,333	(4)	6,846	—	—
	3,610	7,223	(5)	2.34	12/7/2019	—		—	—	—

(1)	33.33% of total grant vested on December 9, 2012, and the remainder vests each quarter over the next eight quarters commencing after December 9, 2012.

(2)	33.33% of total grant vested on December 9, 2013, and the remainder vests each quarter over the next eight quarters commencing after December 9, 2013.

(3)	33.33% of total grant vested on January 1, 2013 and 33.33% vested on January 1, 2014, and the remainder vests on January 1, 2015.

(4)	33.33% of total grant vested on January 1, 2014, and the remainder vests each year on January 1 over the next two years commencing after January 1, 2014.

(5)	33.33% of total grant vested on December 7, 2013, and the remainder vests each quarter over the next eight quarters commencing after December 7, 2013.

(6)	33.33% of total grant vested on May 5, 2012, and the remainder vests each quarter over the next eight quarters commencing after May 5, 2012.

(7)	33.33% of total grant vested on May 12, 2012, and the remainder vests each quarter over the next eight quarters commencing after May 12, 2012.

(8)	33.33% of total grant vested on April 1, 2012, and the remainder vests each quarter over the next eight quarters commencing after April 1, 2012.

(9)	33.33% of total grant vested on January 11, 2012, and the remainder vests each quarter over the next eight quarters commencing after January 11, 2011.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is an officer or employee of Local, and none of our executive officers serve as a member of a Compensation Committee of any entity that has one or more executive officers serving as a member of our Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In January 2013, we engaged Merriman Capital, Inc. and Ladenburg Thalmann & Co. Inc., in order to assist us with certain financing activities. A special committee of the Board of Directors was formed for purposes of evaluating the potential financial advisors and made the selection of Merriman Capital, Inc. and Ladenburg Thalmann & Co. Inc. The special committee of the Board was comprised entirely of independent Board members. Mr. Norman K. Farra Jr., currently serves as a FEP Advisor for Merriman Capital, Inc. For his services in connection with the transactions related to the financing, Mr. Farra received an aggregate fee of approximately $127,500. In light of the engagement of Merriman Capital, Inc. and the potential for a conflict of interest, Mr. Farra resigned his positions on the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of our Board of Directors on January 16, 2013, as previously disclosed.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and changes in ownership of our equity securities. Copies of the reports filed with the SEC are required by SEC Regulation to be furnished to Local. Based solely on our review of the copies of such reports furnished to us and written representations from certain insiders that no other reports were required, we believe each reporting person has complied with the disclosure requirements with respect to transactions made during 2013.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

BDO USA, LLP was engaged as our independent registered public accounting firm in April 2014 for the fiscal year ended December 31, 2014.

Proposal to Ratify Independent Registered Public Accounting Firm for 2014

Although it is not required to do so, the Audit Committee is submitting the appointment of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting in order to ascertain the view of the stockholders regarding such appointment. In the event ratification of this appointment of independent registered public accounting firm is not approved by a majority of the shares of Common Stock voting thereon, the Audit Committee will consider this fact in connection with its future appointment of an independent registered public accounting firm.

A representative of BDO USA, LLP is expected to be present at the Annual Meeting where he or she will be given the opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.

The Board recommends a vote “FOR” ratification of the appointment of BDO USA LLP as our independent registered public accounting firm for fiscal year ending December 31, 2014.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table sets forth the aggregate fees for professional audit services rendered by BDO USA, LLP for audit of our annual financial statements for the years ended December 31, 2013 and 2012, and fees billed for other services provided by BDO USA, LLP for the years ended December 31, 2013 and 2012.

	Years Ended December 31,
	2013	2012
Audit Fees	$229,461	$267,443
Audit-Related Fees	—	—
Tax Fees	50,484	79,103

Total Fees Paid	$279,945	$346,546

Audit Fees

Includes the fees for the annual audit of our consolidated financial statements, review of our quarterly financial statements, the audit of internal controls in order to comply with the Sarbanes-Oxley Act of 2002 (for 2012 only) and review and consent of documents filed with the SEC.

Audit-Related Fees

None.

Tax Fees

Includes the aggregate fees for tax return preparation, tax advice and tax planning.

All Other Fees

None.

Our audit committee pre-approves all services provided by BDO USA, LLP.

PROPOSAL 3 — ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION, AS DESCRIBED IN THIS PROXY STATEMENT.

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with rules promulgated by the SEC.

As we discuss above under the caption “Executive Compensation,” the general compensation arrangements of the Company are guided by the following principles and business objectives:

•	It is our objective to hire and retain top talent in our industry in an exceptionally competitive marketplace, especially for key positions that directly contribute to creating stockholder value;

•

We reward the performance of our top contributors in key positions within our company by focusing our resources on them and their continued performance, while providing compensation at levels within our organization that rewards performance; and

•

We firmly believe that equity compensation is an important means of aligning the interests of our employees with those of our stockholders and focus our equity compensation on the key positions within our Company that we believe have the greatest impact on performance.

We are guided by the above principles in its compensation philosophy for our executive officers, which has been designed to achieve the following two objectives:

•	Allow us to attract and retain the key executive talent it needs to achieve its business objectives by providing total compensation arrangements that are competitive and attractive; and

•

Establishing a direct correlation between the total executive compensation paid to our overall performance and improvements in performance, including the creation of shareholder value, and the individual performance and achievements.

In accordance with recently adopted Section 14A of the Securities Exchange Act of 1934, as amended, and as a matter of good corporate governance, we are asking our stockholders to indicate their support for the compensation of our executive officers, as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of our executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of Local Corporation (the “Company”) approve, on an advisory basis, the compensation of the executive officers, as disclosed in the Company’s proxy statement for the 2014 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the “Summary Compensation Table” and the other related tables and disclosure.”

The say-on-pay vote is advisory and therefore, not binding; however, the Compensation Committee will consider the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends a vote “FOR” the approval of our executive compensation, as described in this proxy statement.

OTHER MATTERS

The Board knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, the persons named in the enclosed proxy will have the discretion to vote on such matters in accordance with their best judgment.

This proxy statement and the accompanying proxy card, together with a copy of our 2013 Annual Report, is being mailed to our stockholders on or about June 20, 2014. You may also obtain a complete copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, with all Exhibits filed therewith, from the SEC’s web site at www.sec.gov under EDGAR filings. We will provide to you a copy of our Form 10-K if you write to us requesting one at 7555 Irvine Center Drive, Irvine, CA 92618. Exhibits filed with our Form 10-K will be provided upon written request, in the same manner noted above, at a nominal per page charge.

ADDITIONAL INFORMATION

Stockholder Proposals for the 2015 Annual Meeting

Under Rule 14a-8 of the Exchange Act, any stockholder desiring to include a proposal in our proxy statement with respect to the 2014 Annual Meeting should arrange for such proposal to be delivered to us at our principal place of business no later than 120 calendar days in advance of the one-year anniversary of the date of this proxy statement, in order to be considered for inclusion in our proxy statement relating to such Annual Meeting or February 18, 2015. Matters pertaining to such proposals, including the number and length thereof, and the eligibility of persons entitled to have such proposals included, are regulated by the Exchange Act, the Rules and Regulations of the SEC and other laws and regulations to which interested persons should refer.

In addition, pursuant to our Bylaws, in order for business to be properly brought before the 2014 Annual Meeting by stockholders, including the nomination of a director, stockholders must submit a notice of the proposal to us between April 8, 2015 and May 8, 2015, or else it will be considered untimely and ineligible to be properly brought before the meeting. However, if our 2014 Annual Meeting of Stockholders is not held between July 6, 2014, and October 14, 2014, under our Bylaws, this notice must be provided not earlier than the one hundred twentieth day prior to the 2015 Annual Meeting of Stockholders and not later than the close of business on the later of (a) the nineteenth day prior to the 2015 Annual Meeting or (b) the tenth day following the date on which public announcement of the date of such 2015 Annual Meeting is first made by us.

All such proposals and notices should be directed to Kenneth S. Cragun, Secretary, c/o Local Corporation, 7555 Irvine Center Drive, Irvine, CA 92618.

Proxy Solicitation

The proxies being solicited hereby are being solicited by us, the Board of Directors. The cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to the solicitation of proxies by mail, we will request that brokers, banks and other nominees that hold shares of our Common Stock, which are beneficially owned by our stockholders, send proxies and proxy materials to those beneficial owners and secure those beneficial owners’ voting instructions. We will, upon request, reimburse those record holders for their reasonable expenses. Our officers and regular employees may, without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means.

The form of proxy and this proxy statement have been approved by the Board of Directors and are being made available to stockholders by its authority.

By Order of the Board of Directors

Kenneth S. Cragun

Chief Financial Officer and Secretary

June 17, 2014

PROXY

LOCAL CORPORATION

7555 Irvine Center Drive

Irvine, California 92618

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

LOCAL CORPORATION

The undersigned hereby appoints Kenneth S. Cragun and Scott Reinke and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all the shares of LOCAL CORPORATION which the undersigned is entitled to vote at the 2014 Annual Meeting of Stockholders to be held at the offices of the offices of RR Donnelley, Inc., 19200 Von Karman Avenue, Suite 700, Irvine, CA 92612, on August 5, 2014, at 9:00 a.m. PT, and at any and all adjournments or postponements thereof, as follows:

1. Election of Class I Director:

☐	FOR the nominee listed below (except as indicated to the contrary below)	☐	WITHHOLD AUTHORITY to vote for the nominee listed below

Norman K. Farra, Jr.

2. Proposal to ratify appointment of independent registered public accounting firm.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3. Advisory vote to approve named executive officer compensation.

☐	FOR	☐	AGAINST	☐	ABSTAIN

This Proxy when properly executed will be voted in the manner directed above. If no direction is given, this proxy will be voted FOR proposal number 2.

IMPORTANT—PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

▼  DETACH PROXY CARD HERE  ▼

Please Detach Here

You Must Detach This Portion of the Proxy Card

▼  Before Returning it in the Enclosed Envelope  ▼

This Proxy confers discretionary authority to vote on any other matters as may properly come before the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement (with all enclosures and attachments) dated June 17, 2014.

Dated:             , 2014

Signature

Signature if held jointly

Please date this Proxy and sign it exactly as your name or names appear hereon. When shares are held by two or more persons, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by the President or other authorized officer. If shares are held by a partnership, please sign in partnership name by an authorized person.

Please mark, sign, date and return this Proxy promptly using the enclosed envelope. If your address is incorrectly shown, please print changes.